As filed with the Securities and Exchange Commission on June 20, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVERY DENNISON CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1492269 (I.R.S. Employer Identification No.)
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000
(Address, including ZIP code, and telephone number, including area code of Registrant’s principal executive offices)

AMENDED AND RESTATED PAXAR CORPORATION 1997 INCENTIVE STOCK OPTION PLAN
PAXAR CORPORATION 2000 LONG TERM PERFORMANCE AND INCENTIVE PLAN

Copies to:

Robert G. van Schoonenberg, Esq.
Executive Vice President,
Chief Legal Officer and Secretary
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000
(Name, address, including ZIP code,
and telephone number, including area code,
of agent for service)	Robert A. Koenig, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
CALCULATION OF REGISTRATION FEE

			PROPOSED
	AMOUNT	PROPOSED	MAXIMUM
	OF SHARES	MAXIMUM	AGGREGATE	AMOUNT OF
TITLE OF SECURITIES	TO BE	OFFERING PRICE	OFFERING	REGISTRATION
TO BE REGISTERED	REGISTERED	PER SHARE	PRICE	FEE
Common Stock, $1.00 par value	955,608(1)	$31.82(2)	$30,407,446.56	$933.51
Common Stock, $1.00 par value	893,275(3)	$66.66(4)	$59,545,711.50	$1,828.06
Total	1,848,883	N/A	$89,953,158.06	$2,761.57
(including the Preferred Share Purchase Rights) (5)

(1)	Represents shares of common stock of Avery Dennison Corporation reserved for issuance upon the exercise of stock options outstanding under the plans named above. Such options were assumed by Avery Dennison Corporation in connection with the acquisition of Paxar Corporation, which has become a wholly-owned subsidiary of Avery Dennison Corporation.

(2)	Estimated for the purpose of computing the registration fee pursuant to Rule 457(h). The price of $31.82 per share represents the weighted average exercise price for such outstanding options.

(3)	Represents shares of common stock of Avery Dennison Corporation reserved for issuance under the plans named above, other than upon the exercise of outstanding stock options.

(4)	Estimated for the purpose of computing the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of Avery Dennison Corporation common stock on the composite tape for the New York Stock Exchange on June 18, 2007.

(5)	The Rights are attached to and traded with the common stock of Avery Dennison Corporation. The value attributable to such Rights, if any, is reflected in the market price of the common stock.

PART I
Item 1. Plan Information
     Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information
     Not required to be filed with this Registration Statement.
PART II
Item 3. Incorporation of Documents by Reference
     The following documents filed with the Securities and Exchange Commission by Avery Dennison Corporation, a Delaware corporation (the “Company” or the “Registrant”), are incorporated as of their respective dates in this Registration Statement by reference:
     A. The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006;
     B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 30, 2006; and
     C. The description of the Company’s common stock and the preferred share purchase rights contained in the Company’s Registration Statement on Form S-3 filed with the Commission on November 5, 2004 (No. 333-120239).
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers the Company to indemnify, subject to the standards set forth therein,

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any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Article VI of our Bylaws provides that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL. We maintain insurance covering certain liabilities of our directors and officers. We have also entered into contractual arrangements with our directors and officers pursuant to which such persons may be entitled to indemnity from us against certain liabilities arising from the discharge of their duties in such capacities.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
4.1	Amended and Restated Paxar Corporation 1997 Incentive Stock Option Plan (incorporated by reference to Exhibit 4.1 to Paxar Corporation’s Registration Statement on Form S-8 (File No. 333-38923), filed October 28, 1997).

4.2	Paxar Corporation 2000 Long Term Performance and Incentive Plan (incorporated by reference to Exhibit 4.3 to Paxar Corporation’s Registration Statement on Form S-8 (File No. 333-113574), filed on March 12, 2004.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24	Power of Attorney (included on page S-1).
Item 9. Undertakings
     (a) The Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

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Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 18th day of June, 2007.

AVERY DENNISON CORPORATION
By:	/s/ DANIEL R. O’BRYANT
Daniel R. O’Bryant
Executive Vice President, Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Dean A. Scarborough, Daniel R. O’Bryant and Mitchell R. Butier, or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

SIGNATURE	TITLE	DATE

/s/ DEAN A. SCARBOROUGH Dean A. Scarborough	President and Chief Executive Officer, Director	June 18, 2007

/s/ DANIEL R. O’BRYANT Daniel R. O’Bryant	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 18, 2007

/s/ MITCHELL R. BUTIER Mitchell R. Butier	Vice President and Controller (Principal Accounting Officer)	June 18, 2007

S-1

SIGNATURE	TITLE	DATE

/s/ PETER K. BARKER Peter K. Barker	Director	June 18, 2007

/s/ ROLF BORJESSON Rolf Borjesson	Director	June 18, 2007

/s/ JOHN T. CARDIS John T. Cardis	Director	June 18, 2007

/s/ RICHARD M. FERRY Richard M. Ferry	Director	June 18, 2007

/s/ KENT KRESA Kent Kresa	Chairman, Director	June 18, 2007

/s/ PETER W. MULLIN Peter W. Mullin	Director	June 18, 2007

/s/ DAVID E. I. PYOTT David E. I. Pyott	Director	June 18, 2007

/s/ PATRICK T. SIEWERT Patrick T. Siewert	Director	June 18, 2007

/s/ JULIA A. STEWART Julia A. Stewart	Director	June 18, 2007

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INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

4.1	Amended and Restated Paxar Corporation 1997 Incentive Stock Option Plan (incorporated by reference to Exhibit 4.1 to Paxar Corporation’s Registration Statement on Form S-8 (File No. 333-38923), filed October 28, 1997).

4.2	Paxar Corporation 2000 Long Term Performance and Incentive Plan (incorporated by reference to Exhibit 4.3 to Paxar Corporation’s Registration Statement on Form S-8 (File No. 333-113574), filed on March 12, 2004.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24	Power of Attorney (included on page S-1).